Exhibit 99.1

SmarterVerse , Inc. A DatChat Company ( NASDAQ:DATS ) Darin Myman, CEO

• This presentation has been prepared by DatChat , Inc, Inc . , Inc . (the “Company”) solely for informational purposes based on its own information, as well as information from public sources . This presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not propose to contain all of the information that may be relevant . In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in the presentation and any other information provided by or on behalf of the Company . This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities of the Company by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation . Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . • Except as otherwise indicated, this presentation speaks as of the date hereof . The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof . • Certain of the information contained herein may be derived from information provided by industry sources . The Company believes that such information is accurate and that the sources from which it has been obtained are reliable . The Company cannot guarantee the accuracy of such information and has not independently verified such information . • This presentation contains forward - looking statements within the meaning of the federal securities laws . These forward - looking statements can be identified by the use of forward - looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology . These forward - looking statements include all matters that are not historical facts . They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, clinical development pathway, research, commercialization objectives, prospects, strategies and the industry in which we operate . We derive many of our forward - looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions . While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results . Forward - looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved . In light of these risks and uncertainties, the forward - looking events and circumstances discussed in this presentation may not occur and actual results could differ materially from those anticipated or implied in the forward - looking statements . CAUTIONARY STATEMENTS

ABOUT INC. Nasdaq: DATS 20,597,419 Common Shares Outstanding A DRM based Mobile Social Media and Messaging Platform 7 Granted Patents Habytat SmarterVerse Mobile & VR Open World Metaverse

WHAT IS WRONG WITH THE METAVERSE TODAY Looks Very Cartoony Expensive to buy land & VR headsets Hard & Confusing for the average person to visit Nothing to Do Very few Active users

WHY 2023 WILL BE VERY IMPORTANT FOR THE METAVERSE

The Metaverse will enhance, simplify and amplify our experiences • Attending events that you could not otherwise attend and being able to interact with other attendees. Weddings, conferences and family events will be available in 2023. • Make assembly directions and user manuals very easy to understand and follow in a 3D format. • Distance learning where an instructor can view and interact with students and their work. • New 3D social platform where users own and control their data.

THE SMARTERVERSE VALUE PROPOSITION It's time to make the Metaverse simple, fun and accessible for all • It will look very close to the real world . Near Photorealistic with natural motion such as weather, vegetation that grows, birds, night/day etc ... • A useful social, business and communications platform while providing personal privacy and security • All users will receive a land grant and house that will be deeded via an NFT • User generated content driven • Virtual Reality & Mobile Access • Development Partnership with MetaBizz

EVERYONE OWNS A PIECE OF THE SMARTERVERSE Geniuz City, The First World of the Habytat SmarterVerse

USER GENERATED CONTENT • Anticipate over 100 Art Galleries open in the Art District for the March 2023 Launch of the Habytat Smarterverse. • Galleries will feature photorealistic art and 3D Sculptures from around the world. • The Music District will allow musicians to showcase their catalogue and have users add it to their SmarterVerse playlist. • 3D Social Networking will provide users next gen social media .

REVENUE MODEL Unique Advertising based revenue model Free land, building and exclusive content should attract large numbers of users very quickly In - world purchases Commercial property will be leased

COMPETITIVE ADVANTAGES Early Mover Advantage Attracting large user base will provide a sustainable competitive advantage Do not have to rely on NFT Sales or Cryptocurrencies Active user base will attract both advertisers and retailers Development Partnership with Metabizz

SmarterVerse , Inc. A DatChat Company ( NASDAQ:DATS ) Darin Myman, CEO